UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2019

Diamond S Shipping Inc.

(Exact name of registrant as specified in charter)

Republic of the Marshall Islands	1-38771	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Iassonos Street, Piraeus, Greece		18537
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 413-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following individuals have been elected to the board of directors (the “Board”) of Diamond S Shipping Inc. (the “Company”) effective March 17, 2019: Alexandra Kate Blankenship, Gerasimos G. Kalogiratos, Harold L. Malone III, Nadim Z. Qureshi, Craig H. Stevenson, Jr., Bart H. Veldhuizen and Gerasimos Ventouris.

The sole shareholder of the Company has approved the Diamond S Shipping Inc. 2019 Equity and Incentive Compensation Plan (the “Equity Plan”), which is attached to this Current Report on Form 8-K as Exhibit 10.1, on March 17, 2019. On March 18, 2019, the Board approved grants to each of the non-employee directors of restricted common stock valued at $85,000 per director effective as of the 11th trading day on which the Company’s common stock trades on the New York Stock Exchange and will vest on the one-year anniversary of the grant date (subject to certain conditions related to the director’s continued service) or, if earlier, upon a change of control of the Company or termination of the director due to death or disability.

Non-employee directors will each receive a cash retainer in the amount of (a) $85,000 per year, plus (b) $20,000, $15,000 or $12,000 if such director serves as a chairperson of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee, respectively, plus (c) $10,000, $7,500 or $6,000 if such director serves on the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee, respectively. Such sums will be payable from time to time as may be determined by the Board or pursuant to the terms of any deferred compensation plan for directors that may be adopted. The non-employee directors will also receive equity grants annually with a value equal to $85,000.

Set forth below are the directors who are members of each committee of the Board:

•	Audit Committee: Ms. Blankenship (Chair), Mr. Veldhuizen and Mr. Malone;

•	Compensation Committee: Mr. Qureshi (Chair), Ms. Blankenship and Mr. Kalogiratos; and

•	Nominating and Corporate Governance Committee: Mr. Veldhuizen (Chair), Mr. Malone and Mr. Kalogiratos.

In connection with the election of directors, the Company entered into indemnification agreements with each of the directors. The agreements require the Company to indemnify those individuals to the maximum extent permitted by the laws of the Republic of the Marshall Islands. A summary of these agreements is provided in the section entitled “Certain Relationships and Related Person Transactions” of the Information Statement (the “Information Statement”) filed as Exhibit 99.1 to the Company’s Registration Statement on Form 10, which was declared effective by the Securities and Exchange Commission on March 14, 2019, which section is incorporated by reference herein. The Board was reconstituted in the manner contemplated by the Transaction Agreement, dated as of November 27, 2018 (as amended, the “Transaction Agreement”), by and among the DSS Holdings L.P., Capital Product Partners L.P. and certain of their respective subsidiaries, a description of which is provided in the section entitled “The Transactions — The Transaction Agreement” in the Information Statement, which section is incorporated by reference herein.

Also effective March 18, 2019, the Board appointed certain executive officers to hold the positions indicated below.

Name	Position Held
Craig H. Stevenson, Jr.	Chief Executive Officer and President
Michael G. Fogarty	Senior Vice President - Commercial
Florence Ioannou	Chief Financial Officer
Sanjay Sukhrani	Chief Operating Officer

For biographical information about the newly appointed directors and executive officers, please see the section entitled “Management” in the Information Statement. Such section is incorporated by reference herein.

On March 21, 2019, the Company announced the appointment of Mr. Kevin M. Kilcullen as Chief Financial Officer effective April 18, 2019. Mr. Kilcullen most recently served as Chief Financial Officer at Team Tankers International Ltd. since February 2016. Prior to that, he was employed as Chief Financial Officer at Principal Maritime Tankers Corporation (“Principal”) in Southport, Connecticut. Prior to joining Principal in 2012, Mr. Kilcullen was a Senior Vice President at Jefferies Capital Partners, an international private equity investment firm and was primarily responsible for investments in the maritime industry. Preceding that, he was an investment banker at ING Barings. Mr. Kilcullen holds a B.A. in economics from Harvard University and an M.B.A. from Columbia University.

Mr. Kilcullen will succeed Florence Ioannou who will continue to serve as Chief Financial Officer of the Company until April 17, 2019.

In connection with his appointment, the Company entered into an offer letter agreement with Mr. Kilcullen on March 19, 2019. The offer letter provides that Mr. Kilcullen will receive a base salary of $450,000 per year. The offer letter also provides that Mr. Kilcullen will be entitled to the following: (a) eligibility for an annual cash bonus with a target award opportunity equal to 70% of his base salary, pro-rated for 2019, (b) expense reimbursement of up to $50,000 for out-of-pocket expenses relating to his appointment, (c) participation in the Equity Plan, and for 2019, he will receive an award with a grant date value equal to 100% of his prorated base salary, a portion of which will be in the form of performance awards and a portion of which will be in the form of time-vesting restricted stock units (with the proportions being of the same percentages and tenor as applied to Company senior vice presidents), and (d) participation in the Company’s health, welfare and retirement benefit plans in accordance with the terms of such plans. The offer letter also provides that Mr. Kilcullen will receive 24 months’ base salary continuation as severance in the event that the Company terminates his employment without cause, or Mr. Kilcullen terminates his employment for good reason, within two years of his hire date, and that he will receive severance benefits equal to two times the sum of his base salary and annual bonus at target if his employment is terminated under certain circumstances in connection with a change in control.

Item 5.03.	Amendments of Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company amended and restated its articles of incorporation and bylaws effective March 17, 2019. The amended and restated articles of incorporation were filed with the Register of Corporations of the Republic of the Marshall Islands on March 20, 2019. A description of the material terms of the amended and restated articles of incorporation and amended and restated bylaws of the Company is included under “Description of Diamond S Common Stock” in the Information Statement and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosures

On March 21, 2019, the Company issued the press release furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Diamond S Shipping Inc.

3.2	Amended and Restated Bylaws of Diamond S Shipping Inc.

10.1	Diamond S Shipping Inc. 2019 Equity and Incentive Compensation Plan (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form 10 filed on March 11, 2019)

10.2	Form of Indemnification Agreement

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND S SHIPPING INC.

By:	/s/ Florence Ioannou
Name: Florence Ioannou Title: Chief Financial Officer

Date: March 21, 2019